Special Meeting of Shareholders
Principal Funds, Inc. - California Municipal Fund
Held September 6, 2011

1. Approval of a new sub-advisory agreement with Principal Global
Investors, LLC for the California Municipal Fund:

 In Favor Opposed Abstain
 8,841,139.384 428,075.914 1,004,484.307

2. Approval of a new management agreement with Principal Management
Corporation for the California Municipal Fund:

 In Favor Opposed Abstain
 8,733,932.949 511,419.784 1,028,346.872

Special Meeting of Shareholders
Principal Funds, Inc. - Tax-Exempt Bond Fund
Held September 6, 2011

1. Approval of a new sub-advisory agreement with Principal Global
Investors, LLC for the Tax-Exempt Bond Fund:

 In Favor Opposed Abstain
 14,317,712.898 302,139.120 939,237.590

2. Approval of a new management agreement with Principal Management
Corporation for the Tax-Exempt Bond Fund:

 In Favor Opposed Abstain
 14,330,591.272 288,789.065 939,709.271